SECURITIES AND EXCHANGE COMMISSION

                Washington, D.C.  20549

                       FORM 8-K

                    CURRENT REPORT



   Pursuant to Section 13 or 15(d) of the Securities
                 Exchange Act of 1934

   Date of Report (Date of earliest event reported):
                  September 24, 1997



                  SHOPKO STORES, INC.
(Exact name of registrant as specified in its charter)


     Minnesota            1-10876            41-0985054
  (State or other       (Commission        (IRS Employer
  jurisdiction of       File Number)       Identification
   incorporation)                               No.)


         700 Pilgrim Way
          Green Bay, Wisconsin                 54304
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:
(414) 497-2211

     This Form 8-K is being filed for the purpose of updating the description of the Registrant's Common
Stock contained in the Registrant's Registration
Statement on Form 8-A with respect to such Common
Stock.

     Item 5.  Other Events.

     On September 24, 1997, the Board of Directors of
ShopKo Stores, Inc. (the "Company") approved the reincorporation of the Company into Wisconsin from Minnesota. The reincorporation proposal will be submitted to shareholders for approval at the 1998
Annual Meeting.

     The Board also extended the effective date beyond
October 1,1997, for the resignation from the Board of Directors of Jeffrey C. Girard, former Executive Vice
President and Chief Financial Officer of SUPERVALU.
Mr. Girard had previously submitted his resignation effective upon the date a successor Board member is recruited or on October 1, whichever occurred first, pursuant to the terms of the Secondary Offering and Stock Buyback Agreement with SUPERVALU. Mr. Girard will remain on the Board until a successor is identified.

     Also, on September 24, 1997, the Board of
Directors approved the amendment and restatement of the Rights Agreement (as so amended and restated, the "Rights Agreement") with Norwest Bank Minnesota, N.A., as agent (the "Rights Agent"), dated as of July 3, 1992. Under the Rights Agreement, a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.01 per share (the "Common Shares"), of the Company was issued to shareholders of record on July 2, 1997 (the "Record
Date"). The amendment and restatement increased the Purchase Price (defined below) from $65.00 to $100.00, lowered the threshold for a so-called "flip-in" from 30% to 15%, and extended the Final Expiration Date (as defined below) from April 15, 2002, to September 23,
2007. The amendment and restatement was not in response to any effort to gain control of the Company and the Board is not aware of any such effort at the current time.

     Each Right entitles the holder to purchase from the Company one one-thousandth of a share of Series B
Junior Participating Preferred Stock, $.01 par value
(the "Preferred Shares") of the Company at a price of $100.00 per one one-thousandth of a Preferred Share
(the "Purchase Price").

     The Rights Agreement provides that the Rights will not be exercisable until the Distribution Date, which will be the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the Company's outstanding Common Shares, or (ii) 10 business days (or such later date as is established by the Board before any person or group becomes an Acquiring Person) following the commencement of, or the announcement of an intention to make, a tender offer or exchange offer which, if consummated, would result in the beneficial ownership by a person or group of 15% or more of the Company's outstanding Common Shares.

     Until the Distribution Date (or the earlier redemption or expiration of the Rights), the Rights will be transferred with, and only with, the Common
Shares.  For Common Shares outstanding as of July 2,
1997, the Rights will be evidenced by the certificates for such Common Shares. For Common Shares issued thereafter, the Rights will be evidenced by a notation on the certificate incorporating the Rights Agreement by reference. In either case, until the Distribution
Date (or the earlier redemption or expiration of the Rights), the surrender for transfer of any certificate for Common Shares will constitute the transfer of the Rights associated with the Common Shares represented by the certificate. As soon as practicable after the Distribution Date, separate certificates evidencing the Rights ("`Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and thereafter such separate Right Certificates alone will evidence the Rights.

     If any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right (other than the Acquiring Person, whose Rights will have become void) will be entitled, upon the exercise of the Right, to receive that number of Common
Shares having a market value of two times the exercise price of the Right. In addition, if, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or if 50% or more of its consolidated assets or earning power are sold, each holder of a Right will be entitled to receive, upon the exercise of the Right at its then current exercise price, that number of shares of common stock of the acquiring company having a market value at the time of such event of two times the exercise price of the Right.

     At any time before an Acquiring Person acquires beneficial ownership of 15% or more of the Company's outstanding Common Shares, the Board may redeem the Rights in whole, but not in part, at a price of $.01 per Right, on such terms as the Board may establish in its sole discretion. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the holders will be entitled only to receive the foregoing redemption price.

     At any time after any person or group becomes an Acquiring Person, but before the Acquiring Person acquires 50% or more of the Company's outstanding
Common Shares, the Board may exchange the Rights (other than those held by the Acquiring Person, which will have become void), in whole or part, at an exchange ratio of one Common Share or one one-thousandth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges) per Right.

     The number of outstanding Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each Right are subject to adjustment if, prior to the Distribution Date, there is a stock split of the Common Shares; a stock dividend on the Common
Shares payable in Common Shares; or a subdivision, consolidation or combination of the Common Shares.

     The Purchase Price and the number of Preferred
Shares or other securities or property issuable upon exercise of the Rights are also subject to adjustment to prevent dilution: in the event of a stock dividend or of a subdivision, combination or reclassification of the Preferred Shares; upon the grant to the Preferred
Share holders of certain rights or warrants to subscribe for or purchase Preferred Shares at a price less than the then-current market price or securities convertible into Preferred Shares with a conversion price less than the then-current market price for the Preferred Shares; or upon the distribution to the Preferred Share holders of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants other than those referred to above. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

     The holder of a Right, as such, will have no rights as a shareholder of the Company (including, without limitation, the right to vote or to receive dividends) until the Right is exercised. The terms of the Rights may be amended by the Board without the consent of the holders of the Rights, provided that no amendment adversely affects the interests of the holders.

     If not exercised, redeemed or exchanged sooner, the Rights will expire on September 23, 2007 (the
"Final Expiration Date"), unless such expiration date is extended.

     The Company's Articles of Incorporation set forth the terms of the Preferred Shares. If issued, the Preferred Shares will be entitled to a cumulative preferential quarterly dividend per share equal to the greater of $10 or 1,000 times the dividend declared on the Company's Common Shares. In the event of liquidation, the holders of the Preferred Shares will be entitled to receive an amount equal to accrued and unpaid dividends, plus an amount per share equal to the greater of $1,000 or 1,000 times the payment made per share to holders of Common Shares. Each Preferred
Share will be entitled to 1,000 votes, voting together with the holders of the Common Shares on all matters submitted to the vote of shareholders. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, the holder of each Preferred Share will be entitled to receive 1,000 times the amount and type of consideration paid per Common
Share. The rights of the holders of Preferred Shares as to dividends and liquidations, their voting rights, and their rights in the event of mergers and consolidations, are protected by customary anti-dilution provisions.

     Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-thousandth of a Preferred Share purchasable upon the exercise of each Right should approximate the value of one Common Share.

     No fractional Preferred Shares will be issued
(other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred
Shares on the last trading day prior to the date of exercise.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to an Amendment to Registration Statement on Form 8-A dated September 29, 1997. A copy of the Rights
Agreement is available free of charge from the Company.
This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

Item 7.  Exhibits.

               (1)  Rights Agreement between ShopKo
               Stores, Inc. and Norwest Bank Minnesota,
               N.A. dated as of July 3, 1992, as
               amended and restated as of September 24, 1997 (including the Form of
               Certification of Designation,
               Preferences and Rights of Series B
               Junior Participating Preferred Stock and
               Form of Rights Certificate)
               (incorporated by reference to Exhibit
               (1) of the Company's Amendment No. 1 to
               Registration Statement on Form 8-A/A
               dated September 29, 1997).

               (2)  Agreement, dated September 24,
               1997, regarding effectiveness of
               resignation of Jeffrey C. Girard.

                       SIGNATURE


     Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              SHOPKO STORES, INC.


                              By: /s/ Richard D. Schepp
                              --------------------------
                                 Richard D. Schepp
                                 Vice President Legal Affairs


Date:  September 29, 1997.